UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 18, 2010

Central Garden & Pet Company

(Exact name of registrant as specified in its charter)

Delaware	001-33268	68-0275553
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1340 Treat Boulevard, Suite 600, Walnut Creek, California	94597
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (925) 948-4000

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 18, 2010, the Compensation Committee of the Board of Directors of Central Garden & Pet Company (the “Company”) approved bonus payments to each of Central’s executive officers in respect of fiscal 2009. This bonus compensation information was not included in the Summary Compensation Table included in the Company’s Proxy Statement for its 2010 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on December 30, 2009 (the “Proxy Statement”), because the amount of the bonuses had not been determined at the time of filing the Proxy Statement. In accordance with Item 5.02(f), the table below updates the fiscal 2009 summary compensation information for the executive officers previously set forth in the Proxy Statement. Apart from the Bonus and Total columns, the table also corrects the amount of All Other Compensation for Messrs. Fleischer, Booth and Heim to reflect the amounts set forth in footnote 5 to the table. All other amounts have not changed.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards (2)	Option Awards (3)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings (4)	All Other Compensation (5)	Total
William E. Brown Chairman and Chief Executive Officer(6)	2007	$409,994	—	—	$85,344	—	—	$12,804	$508,142
	2008	$409,994	$215,000	—	$97,477	—	—	$12,598	$735,069
	2009	$640,769	$487,500	$180,000	$426,944	—	—	$13,584	$1,748,797

Jeffrey A. Blade Executive Vice President and Chief Financial Officer(7)	2009	$6,154	—	$21,840	$2,608	—	—	—	$30,602

Glen R. Fleischer President of Pet Products Division(8)	2009	$306,462	$153,231	$40,007	$41,850	—	—	$16,640	$558,190

Michael A. Reed Executive Vice President(9)	2007	$299,692	—	$69,072	$45,273	—	—	$22,069	$436,106
	2008	$410,020	$155,000	$69,072	$71,876	—	—	$25,620	$731,588
	2009	$425,000	$250,000	$69,072	$101,601	—	—	$21,848	$867,521

Stuart W. Booth Former Executive Vice President and Chief Financial Officer(10)	2007	$375,673	—	$54,800	$81,608	—	$3,962	$35,695	$551,738
	2008	$380,000	$133,000	$54,800	$109,955	—	$3,034	$38,321	$719,110
	2009	$380,000	$190,000	$54,800	$118,222	—	—	$38,037	$781,059

James V. Heim, Former President of Pet Products Division, Current President of Business Development(8)	2007	$414,423	—	$94,260	$117,699	—	$1,319	$23,471	$651,172
	2008	$415,000	$145,250	$94,260	$100,277	—	$1,191	$23,412	$779,390
	2009	$357,250	$113,054	$78,550	$115,282	—	—	$22,640	$686,776

(1)	Bonuses for fiscal 2008 were paid in shares of Class A Common Stock based on the $7.50 per share closing price of the Company’s Class A Common Stock on February 25, 2009 in the case of Mr. Heim and $7.76 per share closing price of the Company’s Class A Common Stock on March 26, 2009 in the case of Messrs. Brown, Reed and Booth.

(2)	This column represents the compensation expense recognized for financial statement reporting purposes in the fiscal year for stock awards granted in the fiscal year and in prior fiscal years, in accordance with ASC 718. These amounts reflect the Company’s expense for accounting purposes for these awards, and do not represent the actual value that may be realized by the named executive officers.
(3)	This column represents the compensation expense recognized for financial statement reporting purposes in the fiscal year for option awards granted in the fiscal year and in prior fiscal years, in accordance with ASC 718, except, pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to vesting based on service conditions. Please refer to Note 12, “Stock-Based Compensation”, in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10–K filed on November 20, 2009 for the relevant assumptions used to determine the compensation cost of our stock and option awards. Please refer to the Grants of Plan-Based Awards table for information on awards actually granted in fiscal 2009. These amounts reflect the Company’s expense for accounting purposes for these awards, and do not represent the actual value, if any, that may be realized by the named executives.
(4)	Amounts represent above market interest earnings on non-qualified deferred compensation.
(5)	The components of the “All Other Compensation” column for fiscal 2009 are detailed in the following table:

Description	Brown	Blade	Fleischer	Reed	Booth	Heim
Company matching contribution to 401(k) plan	$2,375	—	$4,125	$3,050	$3,050	$3,050
Medical and life insurance premiums	$11,209	—	$3,015	$7,998	$11,485	$7,590
Car allowance or lease	—	—	$9,500	$10,800	$15,812	$12,000
Tax gross-up payments	—	—	—	—	$7,690	—

(6)	Mr. Brown was reappointed as Chief Executive Officer effective October 22, 2007.
(7)	Mr. Blade served as Chief Financial Officer from September 8, 2009 to January 14, 2010.
(8)	Mr. Fleischer was appointed President of Pet Products Division effective January 14, 2009, succeeding Mr. Heim who was appointed as President of Business Development of the Company.
(9)	Mr. Reed was appointed Executive Vice President effective October 30, 2007.
(10)	Mr. Booth resigned as Chief Financial Officer effective September 8, 2009 and was re-appointed Chief Financial Officer effective January 14, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL GARDEN & PET COMPANY

By:	/s/ William E. Brown
William E. Brown
Chairman and Chief Executive Officer

Dated: May 20, 2010

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